UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 7, 2019

STEREOTAXIS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36159	94-3120386
(Commission File Number)	(IRS Employer Identification No.)

4320 Forest Park Avenue, Suite 100, St. Louis, Missouri	63108
(Address of Principal Executive Offices)	(Zip Code)

(314) 678-6100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	STXS	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01.	Entry into a Definitive Material Agreement

On August 7, 2019, Stereotaxis, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and other accredited investors (the “Buyers”) pursuant to which the Company, in a private placement, agreed to issue and sell to the Investors an aggregate of 6,585,000 shares (the “Common Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a price of $2.05 per share and 5,610,121 shares of the Company’s Series B Convertible Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”), which are convertible into shares of the Company’s Common Stock (the “Conversion Shares”), at a price of $2.05 per share (the “Private Placement”). The Series B Preferred Stock, which is a Common Stock equivalent but non-voting and with a blocker on conversion if the holder would exceed a specified threshold of beneficial ownership, is convertible into Common Stock on a one-for-one basis, subject to adjustment for events such as stock splits, combinations and the like as provided in the Certificate of Designation (as defined in Item 3.03 below).

Cowen and Company, LLC acted as the sole placement agent for the Private Placement.

The Private Placement closed on August 7, 2019. The Company received net proceeds of approximately $23.1 million, after offering expenses. The Company plans to use the funds for general corporate purposes.

In connection with the parties’ entry into the Purchase Agreement, on August 7, 2019, the Company and the Buyers entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a resale registration statement with respect to the resale of the Common Shares and the Conversion Shares not later than 45 calendar days following the closing, and to use its best efforts to cause such resale registration statement to be declared effective by the SEC as soon as practicable, but in no event later than the later of sixty (60) days after the initial filing date and ninety (90) days after the closing. If and to the extent the Company is unable to timely satisfy such deadlines or otherwise maintain the effectiveness of the registration statement in accordance with the Registration Rights Agreement, the Company will be required to pay, as liquidated damages, an amount equal to 1.0% of the aggregate purchase price of the registrable securities required to be included in a registration statement, calculated in accordance with the Registration Rights Agreement. If the Company fails to timely make such payments, such payments will accrue interest at a rate of 1.0% per month.

The foregoing description is qualified in its entirety by the terms of the Purchase Agreement and Registration Rights Agreement, which are incorporated herein by reference and attached hereto as Exhibits 10.1 and 10.2, respectively.

The representations, warranties and covenants contained in the Purchase Agreement and the Registration Rights Agreement were made solely for the benefit of the parties to the Purchase Agreement and the Registration Rights Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Purchase Agreement and the Registration Rights Agreement are incorporated herein by reference only to provide investors with information regarding the terms of the Purchase Agreement and the Registration Rights Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

Item 3.02.	Unregistered Sales of Equity Securities

Pursuant to the Private Placement described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated into this Item 3.02 by reference, on August 7, 2019, the Company entered into the Purchase Agreement, pursuant to which the Company has agreed to sell, upon the terms and conditions set forth therein, the Common Shares and the Series B Preferred Stock to “accredited investors” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”), and in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506(b)) under the Securities Act and corresponding provisions of state securities laws. Accordingly, none of the securities to be issued in the Private Placement, including the Conversion Shares, will have been registered under the Securities Act as of the closing date of the Private Placement, and until registered, these securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

Item 3.03.	Material Modifications to Rights of Security Holders

In connection with the Private Placement, on August 7, 2019, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, establishing and designating the rights, powers and preferences of the Series B Preferred Stock. The Company designated up to 5,610,121 shares of Series B Preferred Stock $0.001 par value per share. Each share of Series B Preferred Stock is convertible at any time at the option of the holder thereof on a one-for-one basis, subject to adjustment for events such as stock splits, combinations and the like as provided in the Certificate of Designation, subject to a blocker provision on conversion if the holder, together with its affiliates and attribution parties, would exceed 9.99% of beneficial ownership (which percentage may subsequently be increased or decreased to any other percentage at the holder’s election on 61 days’ notice). The Series B Preferred Stock will have the right to receive dividends, simultaneously with payment of dividends to Common Stock, on an as-if-converted basis (without regard to the beneficial ownership limitation). The Series B Preferred Stock will have no voting rights except as required by law, as modified by the Company’s Amended and Restated Certificate of Incorporation, as amended. In the event of any liquidation or dissolution of the Company, the Series B Preferred Stock is entitled to receive, pari passu with any distribution to the holders of Common Stock, an amount equal to $0.001 per share of Series B Preferred Stock, plus an additional amount equal to any dividends declared but unpaid on such shares, before any payments shall be made or any assets distributed to holders of any class of capital stock of the Company ranking junior to the Series B Preferred Stock. The Series B Preferred Stock ranks on parity with all Common Stock and with any class or series of capital stock of the Corporation hereafter created specifically ranking by its terms on parity with the Series B Preferred Stock; senior to any class or series of capital stock hereafter created specifically ranking by its terms junior to the Series B Stock; and junior to any class or series of capital stock hereafter created specifically ranking by its terms senior to the Series B Stock.

The foregoing description is qualified in its entirety by the terms of the Certificate of Designation, which is incorporated herein by reference and attached hereto as Exhibit 3.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information concerning the Private Placement, the Certificate of Designation and the terms, rights, obligations and preferences of the Series B Preferred Stock set forth under Items 1.01 and 3.03 of this Current Report on Form 8-K are incorporated into this Item 5.03 by reference.

Item 7.01.	Regulation FD Disclosure

On August 8, 2019, the Company issued a press release announcing the closing of the Private Placement. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information furnished in this Item 7.01 (including the Press Release attached as Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing. In addition, this report (including the Press Release attached as Exhibit 99.1) shall not be deemed an admission as to the materiality of any information contained herein that is required to be disclosed solely as a requirement of this Item.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock.
10.1	Securities Purchase Agreement dated as of August 7, 2019 by and among Stereotaxis, Inc. and the investors listed on the Schedule of Buyers attached thereto.
10.2	Registration Rights Agreement dated as of August 7, 2019 by and among Stereotaxis, Inc. and the Buyers party thereto.
99.1	Stereotaxis, Inc. Press Release dated August 8, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEREOTAXIS, INC.

Date: August 8, 2019	By:	/s/ Martin C. Stammer
	Name:	Martin C. Stammer
	Title:	Chief Financial Officer